Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $22.2 MILLION FOR 2013, UP 19% FROM FULL YEAR 2012

•	Net Income of $5.1 million for 2013 fourth quarter compared to $5.2 million in the fourth quarter of 2012
•	Fourth quarter 2013 includes $219,000 after tax loss on CDO securities
•	Loan growth $19.2 million during the quarter
•	Deposit growth $77.3 million during the quarter
•	Non-Performing loans down 15% from prior year
•	Net Interest Margin of 3.61% , down from 3.92% for the fourth quarter of 2012

DEFIANCE, OHIO (January 20, 2014) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today record net income for the fiscal year ended December 31, 2013 totaled $22.2 million, or $2.19 per diluted common share, compared to $18.7 million or $1.81 per diluted common share for the year ended December 31, 2012. For the fourth quarter 2013, First Defiance earned $5.1 million, or $0.50 per diluted common share compared to $5.2 million; or $0.52 per diluted common share for the fourth quarter of 2012.

“The record earnings achieved in 2013 reflects a very successful year for First Defiance,” said Donald P. Hileman, President and CEO of First Defiance Financial Corp. “Despite the challenges of an often uncertain economy, our financial performance was strengthened, and our core profitability was enhanced particularly by improved credit quality.”

The fourth quarter 2013 results were negatively impacted by a $219,000 after tax loss, or $0.02 per diluted common share, as a result of $337,000 in other-than-temporary impairment losses recognized on $1.9 million of collateralized debt obligations (CDOs). The CDO securities were among those considered disallowed under the revised final “Volcker Rule” of the Dodd-Frank Act which requires the Company to liquidate these securities.

In the fourth quarter of 2012, the Company executed a balance sheet restructuring strategy taking an after tax loss of approximately $260,000 through selling $60 million in securities for a gain of $1.6 million and paying off $62 million in FHLB advances with a prepayment penalty of $2.0 million.

1

Credit Quality

Non-performing loans totaled $27.8 million at December 31, 2013, a decrease from $32.6 million at December 31, 2012. In addition, First Defiance had $5.9 million of real estate owned at December 31, 2013 compared to $3.8 million at December 31, 2012. Accruing troubled debt restructured loans were $27.6 million at December 31, 2013 compared with $28.2 million at December 31, 2012. For the fourth quarter of 2013, First Defiance recorded net charge-offs of $1.5 million, down from $2.2 million in the fourth quarter of 2012 and up from $782,000 in the third quarter of 2013. The allowance for loan loss as a percentage of total loans was 1.58% at December 31, 2013 compared with 1.75% at December 31, 2012.

The fourth quarter results include expense for provision for loan losses of $475,000, compared with $2.6 million for the same period in 2012 and $476,000 in the third quarter of 2013.

“Non-performing assets declined during the quarter and are now at their lowest levels in over five years,” said Hileman. “Our improved credit quality resulted in lower provision expense and has been a key factor in our stronger earnings.”

Net Interest Income

Net interest income of $17.0 million in the fourth quarter of 2013 was down from $17.4 million in the fourth quarter of 2012. The net interest margin decreased to 3.61% in the fourth quarter of 2013 compared with 3.92% in the fourth quarter of 2012 and 3.84% in the third quarter of 2013. Yield on interest earning assets declined by 43 basis points, to 3.97% in the fourth quarter of 2013 from 4.40% in the fourth quarter of 2012. The cost of interest-bearing liabilities decreased by 14 basis points in the fourth quarter of 2013 to 0.46% from 0.60% in the fourth quarter of 2012.

“Our net interest income remained solid during the quarter, down just slightly from the previous quarter,” said Hileman. “Strong deposit growth during the quarter elevated our liquidity which led to some tightening in the net interest margin.”

Non-Interest Income

First Defiance’s non-interest income for the fourth quarter of 2013 was $6.5 million compared with $10.2 million in the fourth quarter of 2012. The fourth quarter of 2013 included $337,000 of securities losses realized on CDOs, while last year included $1.6 million in gains on the sale of investment securities from an executed balance sheet restructure strategy. In addition, mortgage banking income decreased to $1.3 million in the fourth quarter of 2013, down from $2.7 million in the fourth quarter of 2012. Gains from the sale of mortgage loans decreased in the fourth quarter of 2013 to $756,000 from $2.7 million in the fourth quarter of 2012. Mortgage loan servicing revenue was $918,000 in the fourth quarter of 2013, up from $888,000 in the fourth quarter of 2012. The Company had a negative change in the valuation adjustment in mortgage servicing assets (“MSR”) of only $4,000 in the fourth quarter of 2013 compared with a positive adjustment of $96,000 in the fourth quarter of 2012.

Service fees and other charges were $2.5 million in the fourth quarter of 2013, down from $2.6 million in the fourth quarter of 2012.

2

Income from the sale of insurance and investment products was $2.1 million in the fourth quarter of 2013, up from $2.0 million in the fourth quarter of 2012.

“Our fee income business units contributed significantly to our overall profitability this quarter while mortgage banking revenues remained well below the prior year’s level due to the reduction in refinance activity” stated Hileman.

Non-Interest Expenses

Total non-interest expense was $15.9 million in the fourth quarter of 2013, a decrease from $17.5 million in the fourth quarter of 2012. The fourth quarter last year included $2.0 million of prepayment fees associated with the repayment of FHLB debt resulting from the executed balance sheet restructuring strategy.

Compensation and benefits increased to $8.3 million in the fourth quarter of 2013 compared to $7.8 million in the fourth quarter of 2012. The increase in compensation and benefits is mainly related to higher incentive compensation and merit increases from a year ago. FDIC insurance costs decreased to $359,000 in the fourth quarter of 2013 from $660,000 in the fourth quarter of 2012 due to the improvement in the Company’s risk category late in the first quarter of 2013. Data processing cost increased to $1.3 million in the fourth quarter of 2013 from $1.2 million in the fourth quarter of 2012. Credit, collection and real estate owned costs were $835,000 in the fourth quarter of 2013, which included $452,000 of OREO write downs, compared to $488,000 in the same period of 2012. Other non-interest expense was $3.5 million in the fourth quarter of 2013, a decrease of $1.4 million from the fourth quarter of 2012 primarily due to the 2012 prepayment fee on repaying FHLB debt. The fourth quarter 2013 included secondary market buy-back losses of $51,000 compared to a reversal of $115,000 in accrued losses recorded in the fourth quarter 2012.

Annual Results

For the full year ended December 31, 2013, net income was $22.2 million, up 19% from $18.7 million in 2012. Net interest income for 2013 totaled $67.6 million, compared with $69.0 million for 2012. Average interest-earning assets decreased slightly to $1.85 billion in for 2013, compared to $1.86 billion in 2012. Net interest margin for 2013 was 3.76%, down 5 basis points from the 3.81% margin for 2012.

The provision for loan losses for 2013 was $1.8 million, compared to $10.9 million in 2012.

Non-interest income for the year 2013 was $30.6 million, compared to $34.4 million in 2012. Non-interest income for 2013 included $240,000 of net securities losses compared with $2.1 million of net securities gains for 2012. Service fees and other charges were $10.0 million for 2013, down from $10.8 million in 2012. Mortgage banking income decreased to $8.4 million for 2013, compared with $9.7 million in 2012. Insurance and investment sales revenues increased to $9.6 million for 2013, compared with $8.7 million for 2012 mainly due to an increase in contingent commissions of $436,000 in 2013.

3

Non-interest expense decreased to $64.8 million for 2013 from $65.8 million in 2012. Compensation and benefits expense was $34.3 million for 2013 compared with $32.6 million for 2012 primarily due to merit increases from a year ago, higher incentive expenses and an increase in medical insurance costs. Credit, collection and real estate owned costs have increased $391,000 from 2012 and secondary market buy-back losses have increased $524,000 for 2013 compared to 2012.

Total Assets at $2.14 Billion

Total assets at December 31, 2013 were $2.14 billion, compared to $2.05 billion at December 31, 2012. Net loans receivable (excluding loans held for sale) were $1.56 billion at December 31, 2013, compared to $1.49 billion at December 31, 2012. Total cash and cash equivalents were $179.3 million at December 31, 2013 compared with $136.8 million at December 31, 2012. Also, at December 31, 2013, goodwill and other intangible assets totaled $65.0 million compared to $66.3 million at December 31, 2012.

Total deposits at December 31, 2013 were $1.74 billion compared with $1.67 billion at December 31, 2012. Non-interest bearing deposits at December 31, 2013 were $348.9 million compared to $315.1 million at December 31, 2012. Total stockholders’ equity was $272.1 million at December 31, 2013 compared to $258.1 million at December 31, 2012.

Dividend to be Paid February 28

The Board of Directors declared a quarterly cash dividend of $0.15 per common share payable February 28, 2014 to shareholders of record at the close of business on February 21, 2014. The dividend represents an annual dividend of 2.37% percent based on the First Defiance common stock closing price on January 17, 2014. First Defiance has approximately 9,719,521 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, January 21, 2014 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-888-317-6016. A live webcast may be accessed at http://services.choruscall.com/links/fdef140121.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until January 21, 2015 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 32 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with five offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

4

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

5

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	December 31,	December 31,
(in thousands)	2013	2012

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$36,318	$45,832
Interest-bearing deposits	143,000	91,000
	179,318	136,832
Securities
Available-for sale, carried at fair value	198,170	194,101
Held-to-maturity, carried at amortized cost	387	508
	198,557	194,609

Loans	1,580,448	1,525,257
Allowance for loan losses	(24,950)	(26,711)
Loans, net	1,555,498	1,498,546
Loans held for sale	9,120	22,064
Mortgage servicing rights	9,106	7,833
Accrued interest receivable	5,778	5,594
Federal Home Loan Bank stock	19,350	20,655
Bank Owned Life Insurance	42,715	41,832
Office properties and equipment	38,597	39,663
Real estate and other assets held for sale	5,859	3,805
Goodwill	61,525	61,525
Core deposit and other intangibles	3,497	4,738
Deferred taxes	565	78
Other assets	7,663	9,174
Total Assets	$2,137,148	$2,046,948

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$348,943	$315,132
Interest-bearing deposits	1,386,849	1,352,340
Total deposits	1,735,792	1,667,472
Advances from Federal Home Loan Bank	22,520	12,796
Notes payable and other interest-bearing liabilities	51,919	51,702
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,519	1,473
Other liabilities	17,168	19,294
Total liabilities	1,865,001	1,788,820
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	136,403	136,046
Accumulated other comprehensive income	545	4,274
Retained earnings	182,290	164,103
Treasury stock, at cost	(48,096)	(47,300)
Total stockholders’ equity	272,147	258,128
Total Liabilities and Stockholders’ Equity	$2,137,148	$2,046,948

6

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest Income:
Loans	$17,037	$17,774	$68,077	$72,621
Investment securities	1,397	1,504	5,596	7,123
Interest-bearing deposits	108	51	282	300
FHLB stock dividends	195	243	826	899
Total interest income	18,737	19,572	74,781	80,943
Interest Expense:
Deposits	1,399	1,775	5,913	8,169
FHLB advances and other	136	164	434	2,424
Subordinated debentures	149	158	601	971
Notes Payable	44	89	222	373
Total interest expense	1,728	2,186	7,170	11,937
Net interest income	17,009	17,386	67,611	69,006
Provision for loan losses	475	2,618	1,824	10,924
Net interest income after provision for loan losses	16,534	14,768	65,787	58,082
Non-interest Income:
Service fees and other charges	2,506	2,631	10,045	10,779
Mortgage banking income	1,324	2,741	8,443	9,665
Gain on sale of non-mortgage loans	49	20	101	70
Gain on sale of securities	-	1,611	97	2,139
Impairment on securities	(337)	(5)	(337)	(5)
Insurance and investment sales commissions	2,089	1,997	9,627	8,676
Trust income	216	146	761	616
Income from Bank Owned Life Insurance	211	241	883	924
Other non-interest income	415	798	950	1,510
Total Non-interest Income	6,473	10,180	30,570	34,374
Non-interest Expense:
Compensation and benefits	8,310	7,806	34,301	32,566
Occupancy	1,675	1,860	6,762	7,578
FDIC insurance premium	359	660	1,616	2,691
State franchise tax	486	846	2,323	2,495
Data processing	1,313	1,183	5,125	4,660
Amortization of intangibles	296	344	1,241	1,413
Other non-interest expense	3,490	4,839	13,476	14,377
Total Non-interest Expense	15,929	17,538	64,844	65,780
Income before income taxes	7,078	7,410	31,513	26,676
Income taxes	1,991	2,253	9,278	8,012
Net Income	$5,087	$5,157	$22,235	$18,664

Dividends Accrued on Preferred Shares	-	-	-	(900)
Accretion on Preferred Shares	-	-	-	(359)
Redemption of Preferred Shares	-	-	-	642

Net Income Applicable to Common Shares	$5,087	$5,157	$22,235	$18,047

Earnings per common share:
Basic	$0.52	$0.53	$2.28	$1.86
Diluted	$0.50	$0.52	$2.19	$1.81

Average Shares Outstanding:
Basic	9,766	9,729	9,764	9,728
Diluted	10,198	10,012	10,171	9,998

7

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2013	2012	% change	2013	2012	% change
Summary of Operations

Tax-equivalent interest income (1)	$19,143	$19,993	(4.3)%	$76,413	$82,598	(7.5)%
Interest expense	1,728	2,186	(21.0)	7,170	11,937	(39.9)
Tax-equivalent net interest income (1)	17,415	17,807	(2.2)	69,243	70,661	(2.0)
Provision for loan losses	475	2,618	(81.9)	1,824	10,924	(83.3)
Tax-equivalent NII after provision for loan loss (1)	16,940	15,189	11.5	67,419	59,737	12.9
Investment Securities gains	-	1,611	(100.0)	97	2,139	(95.5)
Impairment losses on securities	(337)	(5)	NM	(337)	(5)	NM
Non-interest income (excluding securities gains/losses)	6,810	8,574	(20.6)	30,810	32,240	(4.4)
Non-interest expense	15,929	17,538	(9.2)	64,844	65,780	(1.4)
Income taxes	1,991	2,253	(11.6)	9,278	8,012	15.8
Net Income	5,087	5,157	(1.4)	22,235	18,664	19.1
Dividends Declared on Preferred Shares	-	-	NM	-	(900)	NM
Accretion on Preferred Shares	-	-	NM	-	(359)	NM
Redemption on Preferred Shares	-	-	NM	-	642	NM
Net Income Applicable to Common Shares	5,087	5,157	(1.4)	22,235	18,047	23.2
Tax equivalent adjustment (1)	406	421	(3.6)	1,632	1,655	(1.4)
At Period End
Assets	2,137,148	2,046,948	4.4
Earning assets	1,950,475	1,853,585	5.2
Loans	1,580,448	1,525,257	3.6
Allowance for loan losses	24,950	26,711	(6.6)
Deposits	1,735,792	1,667,472	4.1
Stockholders’ equity	272,147	258,128	5.4
Average Balances
Assets	2,124,109	2,023,890	5.0	2,052,250	2,063,552	(0.5)
Earning assets	1,915,508	1,815,263	5.5	1,845,462	1,862,340	(0.9)
Loans	1,543,057	1,509,611	2.2	1,528,176	1,477,681	3.4
Deposits and interest-bearing liabilities	1,833,291	1,744,274	5.1	1,766,579	1,775,082	(0.5)
Deposits	1,719,319	1,633,432	5.3	1,661,895	1,619,637	2.6
Stockholders’ equity	270,856	256,304	5.7	265,065	267,194	(0.8)
Stockholders’ equity / assets	12.75%	12.66%	0.7	12.92%	12.95%	(0.3)
Per Common Share Data
Net Income
Basic	$0.52	$0.53	(1.9)	$2.28	$1.86	22.6
Diluted	0.50	0.52	(3.8)	2.19	1.81	21.0
Dividends	0.10	0.05	100.0	0.40	0.20	100.0
Market Value:
High	$27.25	$19.38	40.6	$28.46	$19.38	46.9
Low	23.31	15.75	48.0	18.42	14.41	27.8
Close	25.97	19.19	35.3	23.39	19.19	21.9
Common Book Value	27.91	26.44	5.5	27.91	26.44	5.5
Tangible Common Book Value	21.22	19.63	8.1	21.22	19.63	8.1
Shares outstanding, end of period (000)	9,720	9,729	(0.1)	9,720	9,729	(0.1)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.61%	3.92%	(7.9)	3.76%	3.81%	(1.4)
Return on average assets	0.95%	1.01%	(6.3)	1.08%	0.90%	19.8
Return on average equity	7.45%	8.00%	(6.9)	8.39%	6.99%	20.1
Efficiency ratio (2)	65.75%	66.48%	(1.1)	64.81%	63.93%	1.4
Effective tax rate	28.13%	30.40%	(7.5)	29.44%	30.03%	(2.0)
Dividend payout ratio (basic)	19.23%	9.43%	103.8	17.54%	10.75%	63.2

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

8

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2013	2012	2013	2012

Gain from sale of mortgage loans	$756	$2,709	$5,716	$10,599
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	918	888	3,564	3,387
Amortization of mortgage servicing rights	(346)	(952)	(2,098)	(3,562)
Mortgage servicing rights valuation adjustments	(4)	96	1,261	(759)
	568	32	2,727	(934)
Total revenue from sale and servicing of mortgage loans	$1,324	$2,741	$8,443	$9,665

9

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,543,057	$17,055	4.39%	$1,509,611	$17,799	4.69%
Securities	187,230	1,785	3.82%	204,882	1,900	3.86%
Interest Bearing Deposits	165,871	108	0.26%	80,115	51	0.25%
FHLB stock	19,350	195	4.00%	20,655	243	4.68%
Total interest-earning assets	1,915,508	19,143	3.97%	1,815,263	19,993	4.40%
Non-interest-earning assets	208,601			208,627
Total assets	$2,124,109			$2,023,890
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,382,526	$1,399	0.40%	$1,338,400	$1,775	0.53%
FHLB advances and other	22,604	136	2.39%	19,015	164	3.43%
Subordinated debentures	36,129	149	1.64%	55,688	89	0.64%
Notes payable	55,239	44	0.32%	36,139	158	1.74%
Total interest-bearing liabilities	1,496,498	1,728	0.46%	1,449,242	2,186	0.60%
Non-interest bearing deposits	336,793	-	-	295,032	-	-
Total including non-interest-bearing demand deposits	1,833,291	1,728	0.37%	1,744,274	2,186	0.50%
Other non-interest-bearing liabilities	19,962			23,312
Total liabilities	1,853,253			1,767,586
Stockholders' equity	270,856			256,304
Total liabilities and stockholders' equity	$2,124,109			$2,023,890
Net interest income; interest rate spread		$17,415	3.51%		$17,807	3.80%
Net interest margin (3)			3.61%			3.92%
Average interest-earning assets to average interest bearing liabilities			128%			125%

	Twelve Months Ended December 31,
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,528,176	$68,147	4.46%	$1,477,681	$72,724	4.92%
Securities	191,039	7,158	3.78%	247,442	8,675	3.63%
Interest Bearing Deposits	106,742	282	0.26%	116,562	300	0.26%
FHLB stock	19,505	826	4.23%	20,655	899	4.35%
Total interest-earning assets	1,845,462	76,413	4.14%	1,862,340	82,598	4.44%
Non-interest-earning assets	206,788			201,212
Total assets	$2,052,250			$2,063,552
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,353,304	$5,913	0.44%	$1,352,724	$8,169	0.60%
FHLB advances and other	17,709	434	2.45%	66,121	2,424	3.67%
Subordinated debentures	36,133	601	1.66%	53,155	373	0.70%
Notes payable	50,842	222	0.44%	36,169	971	2.68%
Total interest-bearing liabilities	1,457,988	7,170	0.49%	1,508,169	11,937	0.79%
Non-interest bearing deposits	308,591	-	-	266,913	-	-
Total including non-interest-bearing demand deposits	1,766,579	7,170	0.41%	1,775,082	11,937	0.67%
Other non-interest-bearing liabilities	20,606			21,276
Total liabilities	1,787,185			1,796,358
Stockholders' equity	265,065			267,194
Total liabilities and stockholders' equity	$2,052,250			$2,063,552
Net interest income; interest rate spread		$69,243	3.65%		$70,661	3.64%
Net interest margin (3)			3.76%			3.81%
Average interest-earning assets to average interest bearing liabilities			127%			123%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

10

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012
Summary of Operations
Tax-equivalent interest income (1)	$19,143	$19,242	$19,143	$18,885	$19,993
Interest expense	1,728	1,680	1,814	1,949	2,186
Tax-equivalent net interest income (1)	17,415	17,562	17,329	16,936	17,807
Provision for loan losses	475	476	448	425	2,618
Tax-equivalent NII after provision for loan losses (1)	16,940	17,086	16,881	16,511	15,189
Investment securities gains, net of impairment	(337)	-	44	53	1,606
Non-interest income (excluding securities gains/losses)	6,810	7,289	7,804	8,909	8,574
Non-interest expense	15,929	16,045	15,674	17,199	17,538
Income taxes	1,991	2,445	2,535	2,306	2,253
Net income	5,087	5,479	6,109	5,559	5,157
Dividends Declared on Preferred Shares	-	-	-	-	-
Accretion on Preferred Shares	-	-	-	-	-
Redemption on Preferred Shares	-	-	-	-	-
Net Income Applicable to Common Shares	5,087	5,479	6,109	5,559	5,157
Tax equivalent adjustment (1)	406	406	411	409	421
At Period End
Total assets	$2,137,148	$2,058,430	$2,066,216	$2,039,411	$2,046,948
Earning assets	1,950,475	1,863,546	1,873,351	1,858,747	1,853,585
Loans	1,580,448	1,561,279	1,562,666	1,507,008	1,525,257
Allowance for loan losses	24,950	25,964	26,270	26,459	26,711
Deposits	1,735,792	1,658,492	1,635,708	1,656,348	1,667,472
Stockholders’ equity	272,147	269,359	264,497	262,643	258,128
Stockholders’ equity / assets	12.73%	13.09%	12.80%	12.88%	12.61%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,124,109	$2,026,277	$2,030,707	$2,027,906	$2,023,890
Earning assets	1,915,508	1,816,626	1,825,730	1,823,089	1,815,263
Loans	1,543,057	1,548,718	1,520,708	1,500,222	1,509,611
Deposits and interest-bearing liabilities	1,833,291	1,741,850	1,745,084	1,746,092	1,744,274
Deposits	1,719,319	1,632,712	1,644,777	1,650,772	1,633,432
Stockholders’ equity	270,856	265,488	264,293	259,625	256,304
Stockholders’ equity / assets	12.75%	13.10%	13.01%	12.80%	12.66%
Per Common Share Data
Net Income:
Basic	$0.52	$0.56	$0.63	$0.57	$0.53
Diluted	0.50	0.54	0.60	0.55	0.52
Dividends	0.10	0.10	0.10	0.10	0.05
Market Value:
High	$27.25	$28.46	$23.75	$23.75	$19.38
Low	23.31	22.49	20.80	18.42	15.75
Close	25.97	23.39	22.55	23.32	19.19
Common Book Value	27.91	27.44	26.97	26.80	26.44
Shares outstanding, end of period (in thousands)	9,720	9,785	9,776	9,766	9,729
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.61%	3.84%	3.82%	3.78%	3.92%
Return on average assets	0.95%	1.07%	1.21%	1.11%	1.01%
Return on average equity	7.45%	8.19%	9.27%	8.68%	8.00%
Efficiency ratio (2)	65.75%	64.56%	62.36%	66.55%	66.48%
Effective tax rate	28.13%	30.86%	29.33%	29.32%	30.40%
Common dividend payout ratio (basic)	19.23%	17.86%	15.87%	17.54%	9.43%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012
Loan Portfolio Composition
One to four family residential real estate	$195,752	$191,984	$196,802	$197,675	$200,826
Construction	86,058	59,567	41,519	33,398	37,788
Commercial real estate	819,618	821,115	820,412	802,098	797,385
Commercial	388,236	386,160	396,158	365,551	383,817
Consumer finance	16,902	16,659	16,817	15,549	15,936
Home equity and improvement	106,930	105,727	106,570	106,524	108,718
Total loans	1,613,496	1,581,212	1,578,278	1,520,795	1,544,470
Less:
Loans in process	32,290	19,189	14,876	13,084	18,478
Deferred loan origination fees	758	744	736	703	735
Allowance for loan loss	24,950	25,964	26,270	26,459	26,711
Net Loans	$1,555,498	$1,535,315	$1,536,396	$1,480,549	$1,498,546

Allowance for loan loss activity
Beginning allowance	$25,964	$26,270	$26,459	$26,711	$26,310
Provision for loan losses	475	476	448	425	2,618
Credit loss charge-offs:
One to four family residential real estate	175	78	184	206	976
Commercial real estate	1,097	829	283	266	593
Commercial	670	39	316	205	541
Consumer finance	7	33	8	46	59
Home equity and improvement	144	170	170	272	497
Total charge-offs	2,093	1,149	961	995	2,666
Total recoveries	604	367	324	318	449
Net charge-offs (recoveries)	1,489	782	637	677	2,217
Ending allowance	$24,950	$25,964	$26,270	$26,459	$26,711

Credit Quality
Total non-performing loans (1)	$27,847	$30,512	$28,650	$35,283	$32,570
Real estate owned (REO)	5,859	5,518	6,546	4,313	3,805
Total non-performing assets (2)	$33,706	$36,030	$35,196	$39,596	$36,375
Net charge-offs	1,489	782	637	677	2,217

Restructured loans, accruing (3)	27,630	28,010	28,732	27,981	28,203

Allowance for loan losses / loans	1.58%	1.66%	1.68%	1.76%	1.75%
Allowance for loan losses / non-performing assets	74.02%	72.06%	74.64%	66.82%	73.43%
Allowance for loan losses / non-performing loans	89.60%	85.09%	91.69%	74.99%	82.01%
Non-performing assets / loans plus REO	2.12%	2.30%	2.24%	2.62%	2.38%
Non-performing assets / total assets	1.58%	1.75%	1.70%	1.94%	1.78%
Net charge-offs / average loans (annualized)	0.39%	0.20%	0.17%	0.18%	0.59%

Deposit Balances
Non-interest-bearing demand deposits	$348,943	$300,891	$301,742	$291,765	$315,132
Interest-bearing demand deposits and money market	715,939	681,987	659,249	681,061	664,857
Savings deposits	185,121	182,271	182,784	177,336	166,945
Retail time deposits less than $100,000	313,335	318,317	321,422	330,870	342,472
Retail time deposits greater than $100,000	172,454	175,026	168,573	173,379	176,029
National/Brokered time deposits	-	-	1,938	1,937	2,037
Total deposits	$1,735,792	$1,658,492	$1,635,708	$1,656,348	$1,667,472

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2013
One to four family residential real estate	$195,752	$190,854	$1,625	$3,273
Construction	86,058	86,058	-	-
Commercial real estate	819,618	803,218	566	15,834
Commercial	388,236	379,889	20	8,327
Consumer finance	16,902	16,771	131	-
Home equity and improvement	106,930	105,211	1,306	413
Total loans	$1,613,496	$1,582,001	$3,648	$27,847

September 30, 2013
One to four family residential real estate	$191,984	$188,065	$760	$3,159
Construction	59,567	59,567	-	-
Commercial real estate	821,115	802,115	574	18,426
Commercial	386,160	377,116	295	8,749
Consumer finance	16,659	16,616	43	-
Home equity and improvement	105,727	103,997	1,552	178
Total loans	$1,581,212	$1,547,476	$3,224	$30,512

December 31, 2012
One to four family residential real estate	$200,826	$195,188	$2,036	$3,602
Construction	37,788	37,788	-	-
Commercial real estate	797,385	773,170	1,125	23,090
Commercial	383,817	376,548	1,608	5,661
Consumer finance	15,936	15,701	235	-
Home equity and improvement	108,718	106,002	2,499	217
Total loans	$1,544,470	$1,504,397	$7,503	$32,570

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